Exhibit 99.1

Control4 Announces Financial Results for Fourth Quarter and Fiscal Year 2015

SALT LAKE CITY — Feb. 4, 2016  4:05 PM EST — Control4 Corporation (NASDAQ: CTRL), a leading global provider of smart home solutions, today announced financial results for its fourth quarter and fiscal year ended December 31, 2015.

Revenue for the fourth quarter of 2015 was $42.9 million, compared to revenue of $41.2 million for the fourth quarter of 2014, representing a year-over-year growth rate for the quarter of 4%.  Revenue for the twelve months ended December 31, 2015 was $163.2  million, representing a 10% increase from $148.8 million for the twelve months ended December 31, 2014.

Net loss for the fourth quarter of 2015 was $0.7 million, or $(0.03) per diluted share, compared to net income of $3.9 million, or $0.15 per diluted share, in the fourth quarter of 2014. Net loss for the twelve months ended December 31, 2015 was $1.7 million, or $(0.07) per diluted share, compared to net income of $8.2 million, or $0.32 per diluted share, for the twelve months ended December 31, 2014.

Non-GAAP net income for the fourth quarter of 2015 was $1.6 million, or $0.07 per diluted share, compared to non-GAAP net income of $5.4 million, or $0.21 per diluted share, in the fourth quarter of 2014.  Non-GAAP net income for the twelve months ended December 31, 2015 was $8.3 million, or $0.33 per diluted share, compared to non-GAAP income of $14.0 million, or $0.55 per diluted share, for the twelve months ended December 31, 2014.  A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

Unrestricted cash and net investments decreased by $3.4 million to $81.0 million as of December 31, 2015, compared to $84.4 million on September 30, 2015.  Excluding the $4.1 million in cash used to repurchase Control4 shares, cash generated during the fourth quarter was $0.7 million.

“Expanded product development, marketing, and sales presence in 2015 has set the stage for a stronger 2016,” said Martin Plaehn, chairman and chief executive officer of Control4.  “Our new Q4 products are running in tens-of-thousands of homes, and our worldwide dealer network is enthusiastically embracing our newest EA-Series Controllers that we announced and began shipping in January 2016 – all the result of the foundational investments we made during 2015.”

Commenting on the company’s financial results for the fourth quarter, Mark Novakovich, chief financial officer of Control4, added: “2015 was a significant investment year in both product development and sales & marketing, and we plan to hold operating expenses at these levels with the intent to significantly improve profitably and cash-flow as revenue growth is delivered in 2016.”

Control4 Announces Fourth Quarter and Fiscal 2015 Financial Results

2016 Guidance

Control4 announced that it expects its Q1 2016 revenue to be between $38.5 million and $41.5 million, including two months of contribution from Pakedge Device & Software (Pakedge), which the Company announced today it acquired on January 29, 2016.  Control4 further expects non-GAAP net income for the quarter to be between a net loss of $0.9 million and net income of $0.9 million, or between $(0.04) and $0.04 per diluted share.  Control4 indicated that Q1 is the seasonally lowest revenue quarter for both its historical business and that of Pakedge.  The Company anticipates that it will incur incremental operating expenses during the expected 3-5 months of Pakedge integration, but once that is completed, the Company expects to benefit from operating synergies, resulting in improved operating margins compared to historical operating margins of the Pakedge business.

For the full year 2016, Control4 expects revenue to be between $198 million and $202 million,  which includes 11 months of revenue contribution from Pakedge. Control4 also expects its non-GAAP Net Income for the full year to be between $16 and 18 million, with earnings per share of between $0.67 and $0.76.

Operational Metrics

Revenue ($ mm)	4Q 2015	3Q 2015	4Q 2014

North America Core Revenue	32.3	32.5	30.2
International Core Revenue	9.5	10.6	9.3
Other Revenue[1]	1.1	0.5	1.7
Total Revenue	42.9	43.6	41.2

1   Primarily consists of Hospitality Revenue

	Q4 2015	3Q 2015	Q4 2014
Dealer Adds
North America	90	86	77
International	44	66	34
Total Dealer Adds	134	152	121

Active Dealers
North America	2,748	2,703	2,588
International	816	796	685
Total Active Dealers	3,564	3,499	3,273

Total Dealers
North America	2,787	2,743	2,676
International	901	872	787
Total Dealers	3,688	3,615	3,463

Controller Shipments	16,964	21,404	22,737

Control4 Announces Fourth Quarter and Fiscal 2015 Financial Results

Conference Call

On February 4, 2016, Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and will webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). To access the conference call, dial 719-325-2177 or 888-438-5448 (toll free) and enter passcode 489225.

The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference through February 18, 2016.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 489225.

About Control4 Corporation:

Control4 [NASDAQ:CTRL] is a leading provider of automation systems for homes and businesses, offering personalized control of lighting, music, video, temperature, security, communications and similar functionalities into a unified home automation solution that enhances the daily lives of its customers. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. More than 75% of Control4's consumers have integrated two or more functionalities with Control4's solution, which is available through more than 3,600 custom integrators, retail outlets, and distributors in over 90 countries. By delivering insightfully simple control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels, and businesses around the world.

Copyright © 2016 Control4 Corporation. All rights reserved. Control4 and the Control4 logo are registered trademarks ofControl4 Corporation in the United States and/or other countries. Other names or brands may be claimed as the property of others. All specifications subject to change without notice.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4's possible future products and financial outlook. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4's control. Control4's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4's most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission, as well as other documents

Control4 Announces Fourth Quarter and Fiscal 2015 Financial Results

that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4's views as of the date of this press release. The company anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4's views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income from operations, non-GAAP operating income percentage, non-GAAP net income, non-GAAP net income per diluted share, and net investments. Non-GAAP gross margin excludes non-cash expenses related to stock-based compensation, amortization of intangible assets, and acquisition-related costs. We further exclude expenses related to litigation settlements from non-GAAP income from operations and non-GAAP net income.

Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of the business operations.

The Company has recently completed acquisitions which resulted in operating expenses that would not have otherwise been incurred. Management has provided supplementary non-GAAP financial measures, which exclude acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. Management considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the Company’s control. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from the non-GAAP measures, management is better able to evaluate the ability to utilize its existing assets and estimate the long-term value that acquired assets will generate. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) professional service fees, recorded in operating expenses, which include third-party costs related to the acquisition, and legal and other professional service fees associated with diligence, entity formation and corporate structuring, disputes and regulatory matters related to acquired entities, (ii) transition and integration costs, recorded in operating expenses, which include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties, and (iii) acquisition-related adjustments which include adjustments to acquisition-related items such as being required to record acquired inventory at its fair value, resulting in a step-up in the inventory value. The step-up is recorded through cost of goods sold when the

Control4 Announces Fourth Quarter and Fiscal 2015 Financial Results

inventory is sold, resulting in a negative impact to our gross margin. Although these expenses are not recurring with respect to past acquisitions, the Company will generally incur these expenses in connection with any future acquisitions.

The Company excludes the amortization of acquired intangible assets from non-GAAP measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired. Although the Company excludes amortization of acquired intangible assets from non-GAAP measures, management believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Furthermore, we believe it is useful to exclude expenses related to litigation settlements because of the variable and unpredictable nature of these expenses which are not indicative of past or future operating performance. We believe that past and future periods are more comparable if we exclude those expenses.

Management provides a non-GAAP measure representing the fair market value of the available-for-sale investments. We account for purchases and sales of investments on a trade-date basis. This is a non-GAAP measure representing the fair market value of our available-for-sale investments on a settlement date basis because from time to time, the investment trade date and the investment settlement date will cross a reporting period. We believe presentation of our investments on a settlement date basis is relevant to readers of our financial statements.

Management believes these adjustments provide useful comparative information to investors. Non-GAAP results are presented for supplemental informational purposes only for understanding the operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Management urges investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the business.

Control4 Announces Fourth Quarter and Fiscal 2015 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2014	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,187	$29,530
Restricted cash	311	296
Short-term investments	53,523	37,761
Accounts receivable, net	20,155	21,322
Inventories	14,212	19,855
Prepaid expenses and other current assets	2,075	3,842
Total current assets	119,463	112,606
Property and equipment, net	5,089	6,584
Long-term investments	14,509	13,716
Intangible assets, net	1,409	4,547
Goodwill	231	2,760
Other assets	1,329	1,650
Total assets	$142,030	$141,863
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,016	$17,588
Accrued liabilities	4,750	5,880
Deferred revenue	843	1,099
Current portion of notes payable	915	727
Total current liabilities	21,524	25,294
Notes payable	913	186
Other long-term liabilities	1,291	938
Total liabilities	23,728	26,418
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 24,305,381 and 24,590,768 shares issued; 24,305,381 and 23,436,288 shares outstanding at December 31, 2014 and December 31, 2015 (unaudited), respectively	2	2
Treasury stock, at cost; 0 and 1,154,480 shares at December 31, 2014 and December 31, 2015 (unaudited), respectively	—	(9,020)
Additional paid-in capital	212,388	220,782
Accumulated deficit	(93,928)	(95,580)
Accumulated other comprehensive loss	(160)	(739)
Total stockholders’ equity	118,302	115,445
Total liabilities and stockholders’ equity	$142,030	$141,863

Control4 Announces Fourth Quarter and Fiscal 2015 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2015	2014	2015
	(unaudited)		(unaudited)
Revenue	$41,164	$42,897	$148,800	$163,179
Cost of revenue	20,283	21,113	72,443	81,645
Gross margin	20,881	21,784	76,357	81,534
Operating expenses:
Research and development	6,846	8,077	27,365	32,385
Sales and marketing	6,346	8,926	25,887	32,594
General and administrative	3,537	4,226	14,195	17,355
Litigation settlement	2	21	47	21
Total operating expenses	16,731	21,250	67,494	82,355
Income (loss) from operations	4,150	534	8,863	(821)
Other income (expense):
Interest, net	37	60	62	202
Other expense	(208)	(313)	(358)	(765)
Total other income (expense)	(171)	(253)	(296)	(563)
Income (loss) before income taxes	3,979	281	8,567	(1,384)
Income tax expense	58	934	411	268
Net income (loss)	$3,921	$(653)	$8,156	$(1,652)
Net income (loss) per common share:
Basic	$0.16	$(0.03)	$0.34	$(0.07)
Diluted	$0.15	$(0.03)	$0.32	$(0.07)
Weighted-average number of shares:
Basic	24,056	23,709	23,685	24,121
Diluted	25,565	23,709	25,646	24,121

Stock-based compensation expense included in the consolidated statements of operations data (unaudited):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2015	2014	2015
Cost of revenue	$28	$48	$105	$174
Research and development	553	740	2,235	2,885
Sales and marketing	300	485	1,110	1,783
General and administrative	466	425	1,891	2,192
Total stock-based compensation expense	$1,347	$1,698	$5,341	$7,034

Control4 Announces Fourth Quarter and Fiscal 2015 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended
	December 31,
	2014	2015
	(unaudited)
Operating activities
Net income (loss)	$8,156	$(1,652)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	2,547	2,926
Amortization of intangible assets	491	1,474
Provision for doubtful accounts	229	345
Stock-based compensation	5,341	7,034
Excess tax benefit from exercise of options for common stock	(91)	—
Changes in assets and liabilities:
Accounts receivable	(5,331)	(1,127)
Inventories	1,025	(3,488)
Restricted cash	(330)	—
Prepaid expenses and other current assets	(323)	(1,443)
Other assets	(209)	(264)
Accounts payable	1,698	615
Accrued liabilities	(2,110)	248
Deferred revenue	199	258
Other long-term liabilities	(44)	(512)
Net cash provided by operating activities	11,248	4,414
Investing activities
Purchases of available-for-sale investments	(89,844)	(50,619)
Proceeds from sales of available-for-sale investments	2,850	2,018
Proceeds from maturities of available-for-sale investments	18,915	65,142
Purchases of property and equipment	(2,710)	(3,772)
Business acquisitions, net of cash acquired	(1,116)	(8,380)
Net cash provided by (used in) investing activities	(71,905)	4,389
Financing activities
Proceeds from exercise of options for common stock	6,411	1,360
Excess tax benefit from exercise of options for common stock	91	—
Repurchase of common stock	—	(9,020)
Repayment of notes payable	(1,138)	(915)
Net cash provided by (used in) financing activities	5,364	(8,575)
Effect of exchange rate changes on cash and cash equivalents	(66)	115
Net increase (decrease) in cash and cash equivalents	(55,359)	343
Cash and cash equivalents at beginning of period	84,546	29,187
Cash and cash equivalents at end of period	$29,187	$29,530
Supplemental disclosure of cash flow information
Cash paid for interest	$188	$101
Cash paid for taxes	246	831
Supplemental schedule of non-cash investing and financing activities
Landlord paid tenant improvements	739	—
Purchases of property and equipment financed by accounts payable	257	—
Net unrealized losses on available-for-sale investments	(47)	(14)

Control4 Announces Fourth Quarter and Fiscal 2015 Financial Results

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2015	2014	2015
	(in thousands, except percentages and per share data)
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$20,881	$21,784	$76,357	$81,534
Stock-based compensation expense in cost of revenue	28	48	105	174
Amortization of intangible assets in cost of revenue	161	343	491	1,392
Acquisition-related costs in cost of revenue	—	—	—	294
Non-GAAP gross margin	$21,070	$22,175	$76,953	$83,394
Revenue	$41,164	$42,897	$148,800	$163,179
Gross margin percentage	50.7%	50.8%	51.3%	50.0%
Non-GAAP gross margin percentage	51.2%	51.7%	51.7%	51.1%

Reconciliation of Income (Loss) from Operations to Non-GAAP Income from Operations:
Income (loss) from operations	$4,150	$534	$8,863	$(821)
Stock-based compensation expense	1,347	1,698	5,341	7,034
Amortization of intangible assets	161	361	491	1,474
Acquisition-related costs	—	221	—	1,393
Litigation settlements	2	21	47	21
Non-GAAP income from operations	$5,660	$2,835	$14,742	$9,101
Revenue	$41,164	$42,897	$148,800	$163,179
Operating margin percentage	10.1%	1.2%	6.0%	(0.5)%
Non-GAAP operating margin percentage	13.7%	6.6%	9.9%	5.6%

Reconciliation of Net Income (Loss) to Non-GAAP Net Income:
Net income (loss)	$3,921	$(653)	$8,156	$(1,652)
Stock-based compensation expense	1,347	1,698	5,341	7,034
Amortization of intangible assets	161	361	491	1,474
Acquisition-related costs	—	221	—	1,393
Litigation settlements	2	21	47	21
Non-GAAP net income	$5,431	$1,648	$14,035	$8,270
Non-GAAP net income per common share:
Basic	$0.23	$0.07	$0.59	$0.34
Diluted	$0.21	$0.07	$0.55	$0.33
Weighted-average number of shares:
Basic	24,056	23,709	23,685	24,121
Diluted	25,565	24,365	25,646	25,041

Reconciliation of Investments to Investments, net:
Short-term investments	$53,523	$37,761	$53,523	$37,761
Long-term investments	14,509	13,716	14,509	13,716
Investments, net	$68,032	$51,477	$68,032	$51,477

Control4 Announces Fourth Quarter and Fiscal 2015 Financial Results

CONTACTS:

Investor Relations	Media
Mike Bishop	Blair Sonnen
The Blueshirt Group	Control4
Tel: +1 415-217-4968	Tel: +1 801-619-4245
mike@blueshirtgroup.com	bsonnen@control4.com

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Source: Control4